As filed with the Securities and Exchange Commission on June 3, 2013

Registration No. 333-185661

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 3 to

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

VUZIX CORPORATION

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	3577 (Primary Standard Industrial Classification Code Number)	04-3392453 (I.R.S. Employer Identification Number)

2166 Brighton Henrietta Townline Road

Rochester, NY 14623

585-359-5900

(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Paul J. Travers

Chief Executive Officer

2166 Brighton Henrietta Townline Road

Rochester, NY 14623

585-359-5900

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Gregory Sichenzia, Esq. Jeff Cahlon, Esq. Sichenzia Ross Friedman Ference LLP 61 Broadway, 32nd Floor New York, New York 10006 Telephone: (212) 930-9700 Facsimile: (212) 930-9725	Yvan-Claude Pierre, Esq. William Haddad, Esq. Reed Smith LLP 599 Lexington Avenue New York, New York 10022 Telephone: (212) 549-5400 Facsimile: (212) 521-5450

Approximate date of commencement of proposed sale to the public : As soon as practicable after this Registration Statement is declared effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.        ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.        ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.        ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.        ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer ☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 3 to the Registration Statement on Form S-1 (File No. 333-185661) of Vuzix Corporation is being filed solely to file Exhibit 1.1, Exhibit 4.6, and Exhibit 5.1. Accordingly this Amendment No. 3 consists solely of the facing page, this explanatory note, the signature page, and the exhibits filed herewith. This filing does not modify any provision of the Registration Statement except as specifically noted herein.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rochester, State of New York, on June 3, 2013.

Vuzix Corporation

By:	/s/ Paul J. Travers
Paul J. Travers
Its:	Chief Executive Officer
(Principal Executive Officer)

By:	/s/ Grant Russell
Grant Russell
Its:	Chief Financial Officer
(Principal Financial and Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

/s/ Paul J. Travers	June 3, 2013
Paul J. Travers
Chief Executive Officer and Director (principal executive officer)

/s/ Grant Russell	June 3, 2013
Chief Financial Officer and Director (principal financial and accounting officer)

/s/ William Lee	June 3, 2013
William Lee Director

/s/ Alexander Ruckdaeschel	June 3, 2013
Alexander Ruckdaeschel
Director

/s/ Michael Scott	June 3, 2013
Michael Scott
Director